                          OFFERS TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                      AND

                   ANY AND ALL OUTSTANDING SHARES OF SERIES A
              CUMULATIVE CONVERTIBLE EXCHANGEABLE PREFERRED STOCK

                                       OF

                                 RENO AIR, INC.

                                       AT

                      $7.75 NET PER SHARE OF COMMON STOCK

                                      AND

                        $27.50 NET PER SHARE OF SERIES A
              CUMULATIVE CONVERTIBLE EXCHANGEABLE PREFERRED STOCK
          (SUBJECT TO REDUCTION AS PROVIDED IN THE OFFER TO PURCHASE)

                                       BY

                           BONANZA ACQUISITIONS, INC.
                          A WHOLLY OWNED SUBSIDIARY OF

                            AMERICAN AIRLINES, INC.
                          A WHOLLY OWNED SUBSIDIARY OF

                                AMR CORPORATION
        ---------------------------------------------------------------
 THE OFFERS AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
                                     TIME,
ON TUESDAY, DECEMBER 22, 1998, UNLESS EITHER OR BOTH OF THE OFFERS ARE EXTENDED.
--------------------------------------------------------------------------------

To Our Clients:

    Enclosed for your consideration are an Offer to Purchase, dated November 24, 1998 (the "Offer to Purchase"), and a related Letter of Transmittal in connection with the offer by Bonanza Acquisitions, Inc., a Nevada corporation ("Purchaser") and a wholly owned subsidiary of American Airlines, Inc., a Delaware corporation ("Parent"), to purchase all outstanding shares of Common Stock, $0.01 par value per share (the "Common Shares") and any and all outstanding shares of Series A Cumulative Convertible Exchangeable Preferred Stock, $0.001 par value per share (the "Preferred Shares"; and together with the Common Shares, "Shares"), of Reno Air, Inc., a Nevada corporation (the "Company"), at a price of $7.75 per Common Share and $27.50 per Preferred Share plus accrued and unpaid dividends, subject to reduction as provided in the Offer to Purchase, in each case net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer").

    We are (or our nominee is) the holder of record of Shares held by us for your account. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

Your attention is invited to the following:

        1. The tender price is $7.75 per Common Share and $27.50 per Preferred Share plus accrued and unpaid dividends, subject to reduction as provided in the Offer to Purchase, in each case net to the seller in cash, without interest.

        2. The Offer is being made for all outstanding Common Shares and any and all outstanding Preferred Shares.

        3. The Board of Directors of the Company unanimously has determined that the Merger Agreement (as defined in the Offer to Purchase) and the transactions contemplated thereby, including the Offers and the Merger (each as defined in the Offer to Purchase), taken together, are fair to, and in the best interests of, the holders of the Common Stock and has approved and adopted the Merger Agreement, the Offers and the transactions contemplated thereby, and recommends that the Common Stockholders accept and tender their Shares pursuant to the Common Stock Offer and that Preferred Stockholders accept and tender their Shares pursuant to the Preferred Stock Offer.

        4. The Offers and withdrawal rights will expire at 12:00 Midnight, New York City time, on Tuesday, December 22, 1998, unless either or both of the Offers are extended.

        5. The Common Stock Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the expiration of the Common Stock Offer at least a majority of the Common Shares then outstanding on a fully diluted basis (including, without limitation, all Common Shares issuable upon the conversion of any convertible securities or upon the exercise of any options, warrants or rights, but excluding, for purposes of such calculation, Common Shares issuable upon the conversion of any Preferred Shares to be accepted for payment and paid for by Purchaser pursuant to the Preferred Stock Offer) and (ii) any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to the purchase of the Common Shares pursuant to the Common Stock Offer having expired or been terminated. The Preferred Stock Offer is conditioned upon the Purchaser having accepted for payment and paid for the Common Shares pursuant to the Common Stock Offer.

        6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the sale and transfer of any Shares by Purchaser pursuant to the Offer.

    If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

    The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal, and is being made to all holders of Shares. Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                        INSTRUCTIONS WITH RESPECT TO THE
                          OFFERS TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                 AND ANY AND ALL OUTSTANDING SHARES OF SERIES A
              CUMULATIVE CONVERTIBLE EXCHANGEABLE PREFERRED STOCK
                               OF RENO AIR, INC.
                         BY BONANZA ACQUISITIONS, INC.

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated November 24, 1998, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by Bonanza Acquisitions, Inc., a Nevada corporation and a wholly owned subsidiary of American Airlines, Inc., a Delaware corporation, to purchase all outstanding shares of Common Stock, $0.01 par value per share (the "Common Shares") and any and all outstanding shares of Series A Cumulative Convertible Exchangeable Preferred Stock, $0.001 par value per share (the "Preferred Shares"; and together with the Common Shares, the "Shares"), of Reno Air, Inc., a Nevada corporation.

    This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

                      DATED: , 199                                               SIGN HERE
                    Number of Shares
                    to be Tendered:                                             SIGNATURE(S)
                          Common Shares*
                        Preferred Shares*                               PLEASE TYPE OR PRINT NAME(S)
                                                                        PLEASE TYPE OR PRINT ADDRESS
                                                                       AREA CODE AND TELEPHONE NUMBER
                                                             TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER

------------------------------

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

                                       3